Exhibit Index







     Exhibit
     -------


       11        -  Statement re computation
                     of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                                                            For the three months
                                                               ended June 30,
                                                            --------------------
                                                              1998         1997
                                                            -------       ------

Primary and Fully Diluted Earnings Per Share:
Weighted average shares of common stock outstanding:
Balance - beginning of period                                8,897        8,837

Weighted average shares issued                                   --            6
                                                         ---------    ---------
Weighted shares - end of period                              8,897        8,843
                                                         =========    =========

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)




                                                            For the three months
                                                               ended June 30,
                                                            --------------------
                                                              1998         1997
                                                            -------       ------
Primary and Fully Diluted Earnings Per Share:
Weighted average shares of common stock outstanding:
Balance - beginning of period                              8,864          8,826

Weighted average shares issued                                32             21

Acquisition of treasury stock                                  --             (6)
                                                       ---------      ---------
Weighted shares - end of period                            8,896          8,841
                                                       =========      =========